Exhibit 35.1

             ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.19

                             Argent Securities Inc.
             Asset-Backed Pass-Through Certificates, Series 2006-W1

            Each of the undersigned does hereby certify that he/she is a duly appointed Authorized Servicing Agent of Ameriquest Mortgage Company (the "Master Servicer"), and further certify as follows:

            1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Agreement"), among Argent Securities Inc., as depositor, the Master Servicer and Deutsche Bank National Trust Company, as trustee.

            2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the year; provided however that the Master Servicer has noted the following material exception:

      The Loss Mitigation Plan attached as Exhibit I to the Agreement requires borrowers placed on informal forbearance to provide documentation showing the existence of a financial hardship and the ability to make the payments required under the proposed forbearance plan. No written documentation was obtained from borrowers placed on informal forbearance plans. The system of record of the Master Servicer was documented by an authorized servicing personnel based on verbal representation from the borrower.

      The Master Servicer is currently in the process of updating the wording in its Loss Mitigation Plan to indicate that verbal documentation by the borrower to be received by authorized servicing personnel is acceptable.

            Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 26, 2007.


                                             By: /s/ Jane Johnson
                                                 -------------------------------
                                             Name: Jane Johnson
                                             Title: Authorized Servicing Agent


                                             By: /s/ Jule J. Keen
                                                 -------------------------------
                                             Name: Jule J. Keen
                                             Title: Executive Vice President and
                                                    Authorized Servicing Agent

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      I, Denise Apicella, an Assistant Secretary of the Master Servicer, hereby certify that each of Jane Johnson and Jule J. Keen is a duly qualified, and acting Authorized Servicing Agent of the Master Servicer and that the signature appearing above is his/her genuine signature.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 26, 2007.

                                             By: /s/ Denise Apicella
                                                 -------------------------------
                                             Name: Denise Apicella
                                             Title: Assistant Secretary